Execution Copy

ASSIGNMENT AND CONVEYANCE

On this 12th day of September, 2006, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. (“Company”), as (i) the Seller under that certain Commitment Letter, dated July 27, 2006 (the “Commitment Letter”), (ii) the Company under that certain Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of March 1, 2006 (the “Purchase Agreement” and, together with the Commitment Letter, the “Agreements”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company (“Purchaser”) as the Purchaser under the Agreements, and the Purchaser hereby accepts from the Company, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A for the WFHM Adjustable Rate Mortgage Loan Pools 6601-6602 (the “Mortgage Loans”). Pursuant to Section 2.03 of the Purchase Agreement, the Company has delivered the Mortgage Loan Documents to the Custodian. The Servicing File for each Mortgage Loan shall be retained by the Company pursuant to Section 2.01 of the Purchase Agreement.

In accordance with Article II of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing, the Purchaser does not waive any rights or remedies it may have under the Agreements.

In connection with the execution of this Assignment and Conveyance, the Company and the Purchaser hereby agree that the following modifications to the Purchase Agreement shall apply only as to the Mortgage Loans on the Closing Date:

(a) Section 3.02(vii) is hereby deleted in its entirety and replaced with the following:

No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, the Mortgagor, or, to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(b) The first paragraph of Section 4.02, Liquidation of Mortgage Loans, of the Purchase Agreement is hereby amended by deleting the phrase “the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business Days of receiving such notice” and replacing it with the phrase “and shall provide such information regarding the Mortgage Loan as the Purchaser reasonably may request, provided that the Company shall cease or not commence foreclosure proceedings if the Purchaser objects to such action.”

(c) The second paragraph of Section 4.04, Establishment of and Deposits to Custodial Account, of the Purchase Agreement is hereby amended by deleting the phrase “within one Business Day (or two Business Days in the case of the amounts described in clauses (3) through (5) below) of the Company’s receipt,” and replacing it with the phrase “within two (2) Business Days of the Company’s receipt,”

(d) The second paragraph of Section 6.02, Satisfaction of Mortgages and Release of Mortgage Files, of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

If the Company satisfies or releases the lien of the Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to the terms of this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(e) Section 6.05, Annual Independent Public Accountants’ Servicing Report, is hereby deleted in its entirety and replaced with [RESERVED].

(f) The first paragraph of Section 6.06, Report on Assessment of Compliance and Attestation, is hereby amended by deleting the phrase “With respect to any Mortgage Loans that are the subject of a Securitization Transaction,”

(g) Section 12.05, Notices, is hereby amended by deleting the first address for Wells Fargo Bank N.A. in paragraph (1) and replacing it with the following:

Wells Fargo Bank, N.A.
1 Home Campus
MAC #2302-033
Des Moines, Iowa 50328-0001
Attention: John B. Brown
Tel: (515) 324-7071, Fax: (515) 324-3118

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

[SIGNATURE PAGE FOLLOWS]

WELLS FARGO BANK, N.A., as Company

By:________________________

Name:_____________________

Title:______________________

ACCEPTED AND AGREED:

GOLDMAN SACHS MORTGAGE COMPANY
a New York limited partnership, as Purchaser

By: Goldman Sachs Real Estate
Funding Corp., its General Partner

By: ________________________________

Name:______________________________

Title: _______________________________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

See attached